1

                             AMENDED AND RESTATED
                 DISTRIBUTION AND SERVICE PLAN AND AGREEMENT

                                     With

                      OppenheimerFunds Distributor, Inc.

                            For Class A Shares Of

                 Oppenheimer Quest Balanced Fund, a Series of

                      Oppenheimer Quest For Value Funds

     This Amended and Restated Distribution and Service Plan and Agreement
(the "Plan") dated as of 3rd day of October, 2005, by and between Oppenheimer
Quest Balanced Fund (the "Fund"), a series of Oppenheimer Quest For Value
Funds (the "Trust) and OppenheimerFunds Distributor, Inc. (the "Distributor").

      1. The Plan. This Plan is the Fund's written distribution and service plan for Class A shares of the Fund (the "Shares"), contemplated by Rule
12b-1 (the "Rule") under the Investment Company Act of 1940 (the "1940 Act"), pursuant to which the Fund will compensate the Distributor for its services incurred in connection with the distribution of Shares, and the personal service and maintenance of shareholder accounts that hold Shares
("Accounts").  The Fund may act as distributor of securities of which it is the issuer, pursuant to the Rule, according to the terms of this Plan. The
Distributor is authorized under the Plan to pay "Recipients," as hereinafter defined, for rendering (1) distribution assistance in connection with the sale of Shares and/or (2) administrative support services with respect to
Accounts. Such Recipients are intended to have certain rights as third-party beneficiaries under this Plan. The terms and provisions of this Plan shall be interpreted and defined in a manner consistent with the provisions and definitions contained in (i) the 1940 Act, (ii) the Rule, (iii) Rule 2830 of
the Conduct Rules of the National Association of Securities Dealers, Inc., or
any amendment or successor to such rule (the "NASD Conduct  Rules") and (iv)
any conditions pertaining either to distribution-related expenses or to a plan of distribution, to which the Fund is subject  under  any order on which the Fund relies, issued at any time by the Securities and Exchange Commission.

      2.  Definitions.  As used in this Plan, the following terms shall have the following meanings:

      (a)  "Recipient" shall mean any broker, dealer, bank or other person or entity which: (i) has rendered assistance (whether direct, administrative or both) in the distribution of Shares or has provided administrative support services with respect to Shares held by Customers (defined below) of the
Recipient; (ii) shall furnish the Distributor (on behalf of the Fund) with such information as the Distributor shall reasonably request to answer such questions as may arise  concerning the sale of Shares; and (iii) has been selected by the Distributor to receive payments under the Plan.
Notwithstanding the foregoing, a majority of the Trust's Board of Trustees
(the "Board") who are not "interested persons" (as defined in the 1940 Act)
and who have no direct  or indirect financial interest in the operation of this Plan or in any agreements relating to this Plan (the "Independent
Trustees") may remove any broker, dealer, bank or other person or entity as a
Recipient, whereupon such person's or entity's rights as a third-party beneficiary hereof shall terminate.

      (b) "Qualified Holdings" shall mean, as to any Recipient, all Shares owned beneficially or of record by: (i) such Recipient, or (ii) such brokerage or other customers, or investment advisory or other clients of such
Recipient and/or accounts as to which such Recipient is a fiduciary or custodian or co-fiduciary or co-custodian (collectively, the "Customers"), but in no event shall any such Shares be deemed owned by more than one
Recipient for purposes of this Plan. In the event that more than one person or entity  would  otherwise  qualify  as  Recipients  as to the  same Shares, the Recipient which is the dealer of record on the Fund's books as determined by the Distributor shall be deemed the Recipient as to such Shares for purposes of this Plan.

      3.  Payments for Distribution Assistance and Administrative Support
Services.

      (a) The Fund will make payments to the Distributor (i) within forty-five (45) days of the end of each calendar quarter, in the aggregate amount of 0.0625% (0.25% on an annual basis) of the average during the period of the aggregate net asset value of the Shares computed as of the close of each business day (the "Service Fee"), plus (ii) within ten (10) days of the end of each month, in the aggregate 0.0125% (0.15% on an annual basis) of the average during the  calendar quarter of the aggregate net asset value of the
Shares computed as of the close of each business day (the "Asset-Based Sales
Charge"). Such Service Fee payments received from the Fund will compensate the Distributor and Recipients for providing administrative support services with respect to Accounts.  Such Asset-Based Sales Charge payments received from the Fund will compensate the Distributor and Recipients for providing distribution assistance in connection with the sale of Shares.

      The administrative support services in connection with the Accounts to be rendered by Recipients may include,  but shall not be limited to, the following: answering routine inquiries  concerning the Fund, assisting in establishing and maintaining accounts or sub-accounts in the Fund and processing Share redemption transactions, making the Fund's investment plans and dividend payment options available, and providing such other information and services in connection with the rendering of personal services and/or the maintenance of Accounts, as the
Distributor or the Fund may reasonably request.

      The distribution assistance in connection with the sale of Shares to be rendered by the Distributor and by Recipients may include, but shall not be limited to, the following: distributing sales literature and prospectuses other than those furnished to current holders of the Fund's Shares
("Shareholders"), and providing such other information and services in connection with the distribution of Shares as the Distributor or the Fund may reasonably request.

      It may be presumed that a Recipient has provided distribution assistance or administrative support services qualifying for payment under the Plan if it has Qualified Holdings of Shares to entitle it to payments under the Plan. In the event that either the Distributor or the Board should have reason to believe that, notwithstanding the level of Qualified Holdings, a Recipient may not be rendering appropriate distribution assistance in connection with the sale of Shares or administrative support services for the
Accounts, then the Distributor, at the request of the Board, shall require the Recipient to provide a written report or other information to verify that said Recipient is providing appropriate distribution assistance and/or services in this regard. If the Distributor or the Board of Trustees still is not satisfied, either may take appropriate steps to terminate the Recipient's status as such under the Plan, whereupon such Recipient's rights as a third-party beneficiary hereunder shall terminate.

      (b) The Distributor shall make service fee payments to any Recipient or at such other interval as deemed appropriate by the distributor, within forty-five (45) days of the end of each calendar quarter or other period, at a rate not to exceed 0.0625% (0.25% on an annual basis) of the average during the period of the aggregate net asset value of Shares,  computed as of the close of each business day, constituting  Qualified Holdings owned beneficially or of record by the Recipient or by its Customers for a period of more than the minimum period (the "Minimum Holding Period"), if any, to be set from time to time by a majority of the Independent Trustees.

      Alternatively, the Distributor may, at its sole option, make service fee payments to any Recipient, within forty-five (45) days of the end of each calendar quarter or at such other interval as deemed appropriate by the
Distributor: (i) "Advance Service Fee Payments" at a rate not to exceed 0.25%
of the average during the calendar quarter or other period of the aggregate net asset value of Shares, computed as of the close of business on the day such Shares are sold, constituting Qualified Holdings sold by the Recipient during that period and owned beneficially or of record by the Recipient or by its Customers, plus (ii) 0.0625% (0.25% on an annual basis) of the average during the period of the aggregate net asset value of Shares computed as of the close of each business day, constituting Qualified Holdings owned beneficially or of record by the Recipient or by its Customers for a period of more than one (1) year, subject to reduction or chargeback so that the
Advance Service Fee Payments do not exceed the limits on payments to
Recipients that are, or may be, imposed by Rule 2830 of the NASD Conduct
Rules. In the event Shares are redeemed less than one year after the date such Shares were sold, the Recipient is obligated  and will repay to the
Distributor on demand a pro rata portion of such Advance Service Fee
Payments, based on the ratio of the time such shares were held to one (1)
year.

      The Advance Service Fee Payments described in part (i) of the preceding sentence may, at the Distributor's sole option, be made more often than quarterly, and sooner than the end of the calendar quarter. In addition, the
Distributor may make asset-based sales charge payments to any Recipient quarterly, or at such other interval as deemed appropriate by the
Distributor, within forty-five (45) days of the end of each calendar quarter or other period, at a rate not to exceed 0.0375% (0.15% on an annual basis)
of the average during the period of the aggregate net asset value of Shares computed as of the close of each business day, constituting Qualified
Holdings owned beneficially or of record by the Recipient or its Customers.
However, no such service fee or asset-based sales charge payments
(collectively, the "Recipient Payments") shall be made to any Recipient for any such quarter in which its Qualified Holdings do not equal or exceed, at the end of such quarter, the minimum amount ("Minimum Qualified Holdings"), if any, to be set from time to time by a majority of the Independent Trustees.

      A majority of the Independent Trustees may at any time or from time to time decrease and thereafter adjust the rate of fees to be paid to the
Distributor or to any Recipient, but not to exceed the rates set forth above, and/or direct the Distributor to increase or decrease the Minimum Holding
Period or the Minimum Qualified  Holdings. The Distributor shall notify all
Recipients of the Minimum Qualified Holdings or Minimum Holding Period, if
any, and the rates of Recipient Payments hereunder applicable to Recipients, and shall provide each Recipient with written notice within thirty (30) days after any change in these provisions. Inclusion of such provisions or a change in such provisions in a revised current prospectus shall constitute sufficient notice. The Distributor may make Plan payments to any "affiliated person" (as defined in the 1940 Act) of the Distributor if such affiliated person qualifies as a Recipient.

      (c) The Service Fee and the Asset-Based Sales Charge on Shares are
subject to reduction or elimination of such amounts under the limits to which the Distributor is, or may become, subject under Rule 2830 of the NASD
Conduct Rules. The distribution assistance and administrative support services to be rendered by the Distributor in connection with the Shares may include, but shall not be limited to, the following: (i) paying sales commissions to any broker, dealer, bank or other person or entity that sells
Shares, and\or paying such persons Advance Service Fee Payments in advance of, and\or greater than, the amount provided for in Section 3(b) of this
Agreement; (ii) paying compensation to and expenses of personnel of the
Distributor who support distribution of Shares by Recipients; (iii) obtaining financing or providing such financing from its own resources, or from an affiliate, for interest and other borrowing costs of the Distributor's unreimbursed expenses incurred in rendering  distribution assistance and administrative support  services to the Fund; (iv) paying other direct distribution costs, including without limitation the costs of sales literature, advertising and prospectuses (other than those furnished to current Shareholders) and state "blue sky" registration expenses; and (v)
providing any service rendered by the Distributor that a Recipient may render pursuant to part (a) of this Section 3.

      Such services include distribution assistance and administrative support services rendered in connection with Shares acquired (i) by purchase,
(ii) in exchange for shares of another investment company for which the
Distributor serves as distributor or sub-distributor, or (iii) pursuant to a plan of reorganization to which the Fund is a party. In the event that the
Board should have reason to believe that the Distributor may not be rendering appropriate distribution assistance or administrative support services in connection with the sale of Shares, then the Distributor, at the request of the Board, shall provide the Board with a written report or other information to verify that the Distributor is providing appropriate services in this regard.

      (d)  Under the Plan, payments may be made to Recipients: (i) by
OppenheimerFunds, Inc. ("OFI") from its own resources (which may include profits derived from the advisory fee it receives from the Fund), or (ii) by the Distributor (a subsidiary of OFI), from its own resources, from
Asset-Based Sales Charge payments or from its borrowings.

      (e)  Notwithstanding any other provision of this Plan, this Plan does not obligate or in any way make the Fund liable to make any payment whatsoever to any person or entity other than directly to the Distributor.
In no event shall the amounts to be paid to the Distributor exceed the rate of fees to be paid by the Fund to the Distributor set forth in paragraph (a)
of this Section 3.

      4. Selection and Nomination of Trustees. While this Plan is in effect, the selection and nomination of those persons to be Trustees of the Trust who are not "interested persons" of the Fund or the Trust ("Disinterested
Trustees") shall be committed to the discretion of such Disinterested
Trustees. Nothing herein shall prevent the Disinterested Trustees from soliciting the views or the involvement of others in such selection or nomination if the final decision on any such selection and nomination is approved by a majority of the incumbent Disinterested Trustees.

      5. Reports. While this Plan is in effect, the Treasurer of the Trust shall provide at least quarterly written reports to the Trust's Board for its review, detailing services rendered in connection with the distribution of the Shares, the amount of all payments made and the purpose for which the payments were made. The reports shall be provided quarterly and shall state whether all provisions of Section 3 of this Plan have been complied with.

      6.  Related Agreements.  Any agreement related to this Plan shall be in writing and shall  provide that: (i) such agreement may be terminated at any time, without payment of any penalty, by a vote of a majority of the
Independent Trustees or by a vote of the holders of a "majority" (as defined in the 1940 Act) of the Fund's outstanding Class A voting shares; (ii) such termination shall be on not more than sixty days  written  notice to any other  party to the agreement; (iii) such agreement shall automatically terminate in the event of its assignment (as defined in the 1940 Act); (iv)
it shall go into effect when approved by a vote of the Board and its
Independent Trustees cast in person at a meeting called for the purpose of voting on such agreement; and (v) it shall, unless terminated as herein provided, continue in effect from year to year only so long as such continuance is specifically approved at least annually by a vote of the Board and its Independent Trustees cast in person at a meeting called for the purpose of voting on such continuance.

      7. Effectiveness, Continuation, Termination and Amendment.  This
Amended and Restated Plan has been approved by a vote of the Board and its
Independent Trustees cast in person at a meeting called on October 3, 2005 for the purpose of voting on this Plan, and shall take effect as of the date first set forth above. Unless terminated as hereinafter provided, it shall continue in effect from year to year from the date first set forth above or as the Board may otherwise determine only so long as such continuance is specifically approved at least annually by a vote of the Board and its
Independent Trustees cast in person at a meeting called for the purpose of voting on such continuance. This Plan may not be amended to increase materially the amount of payments to be made under this Plan without approval of the Class A Shareholders, in the manner described above, and all material amendments must be approved by a vote of the Board and of the Independent
Trustees. This Plan may be terminated at any time by vote of a majority of the Independent Trustees or by the vote of the holders of a "majority" (as defined in the 1940 Act) of the Fund's outstanding Class A voting shares. In the event of such termination, the Board and its Independent Trustees shall determine whether the Distributor is entitled to payment from the Fund of all or a portion of the Service Fee and/or the Asset-Based Sales Charge in
respect of Shares sold prior to the effective date of such termination.

      8.  Disclaimer of Shareholder and Trustee Liability.  The Distributor
understands that the obligations of the Trust and the Fund under this Plan are not binding upon any Trustee or shareholder of the Fund personally, but bind only the Fund and the Fund's property. The Distributor represents that it has notice of the provisions of the Declaration of Trust of the Fund disclaiming shareholder and Trustee liability for acts or obligations of the
Trust and the Fund.

                                    Oppenheimer Quest Balanced Fund, a Series
of
                                       Oppenheimer Quest For Value Funds

                                    By:   /s/ Robert G. Zack
                                         Robert G. Zack, Secretary

                                    OppenheimerFunds Distributor, Inc.

                                    By:   /s/ James H. Ruff
                                         James H. Ruff, President